JOINT MARKETING AGREEMENT

This Joint Marketing Agreement ("Agreement") is made and effective this October 15, 1999 by and between Tech Laboratories, Inc., a New Jersey corporation ("Tech Labs") and TravelNet Technologies, Inc., a Canadian corporation ("TravelNet").

Tech Labs and TravelNet separately market products and/or services which are complementary, meaning the products and/or services are each sold to the same general end users or consumers and are often used by them for related purposes.

The parties desire to cooperate in marketing their products for their mutual benefit.

NOW, THEREFORE, it is agreed:

1.   Products.

     Tech Labs will manufacture and market a hotel communications system utilizing the DynaTraX Switch technology worldwide ("DynaTraX"). TravelNet will sell to Tech Labs the DataValet Software System, to be marketed worldwide by Tech Labs ("DataValet"). Tech Labs' Product and TravelNet's Product may hereinafter be referred to collectively as the "DataValet solution powered by DynaTraX." The Product may be marketed to and purchased by the same categories of end users and/or consumers. Tech Labs and TravelNet agree that each party shall have the rights to market the Products as provided in this Agreement. This Agreement may be amended from time to time to include additional products.

2.   General Duties.

     In  connection   with  the  joint  marketing  of  Tech  Labs'  Product  and
     TravelNet's Product, the parties agree to the following mutual duties:

     A. To share information with respect to product distribution channels, methods of distribution, competitive information, and any other information which can be disclosed without violating any law or breaking any obligations of confidentially.

     B. To include, where appropriate, literature concerning the other party's product in individual direct mail or other direct marketing and with product shipments.

     C. To provide, at the earliest practical date, information about product development, new Products or modification to existing Products jointly marketed pursuant to this Agreement.

     D.   To share information with respect to sales leads.

     E. To provide a reasonable number of samples, demonstration units, or other models of products to the other party.

     F. To mention or include the other party's products in advertisements, brochures, promotion, and press releases.

     G. To share information with respect to trade shows, seminars, and meetings which may be beneficial to the other party.

     H. To advise the other party about ideas or recommendations for new products or enhancements to existing Products which may be appropriate for the other party's product line.

     I.   To offer technical support, maintenance (including on-site maintenance
          when  required),   installation,  and  deployment  services  to  their
          respective customer.

     J. To send a sales projection for a 12-month period. Sale projections have to be supplied to the other party within 60 days of the beginning of this Agreement and every year within 60 days of the anniversary date of this Agreement.

3.   Specific Duties.

     In addition to the general duties set forth in Section 2 above, the parties agree to provide their best effort in the following specific joint marketing activities during the Initial Term of this Agreement:

     A. Trade Shows. The parties agree to provide their best effort to jointly promote the DataValet powered by DynaTraX in trade show(s). The parties will register for each designated trade show in their joint names when possible. The parties may share the cost of registration and participation in the trade show; transportation, preparation, construction, and removal of a booth at the trade show; and reasonable related expenses, such as cost of refreshments, and other items not specific to the Products. Each party shall provide samples, demonstration units, or products to display at the trade show and special or extra customer meetings. The parties agree to provide staff for the activities at the trade show booth.

     B. Training. Each party agrees to provide one individual to attend a sales meeting of the other party for the purpose of demonstrating and training sales personnel with respect to the party's Product.

     C. Advertising. The parties may select an advertising agency and may jointly pay the expenses related to preparation of advertisement, which shall equally promote Tech Labs' Product and TravelNet's Product. Nothing shall prevent the selection of an advertising agency, which represents or has represented either one of the parties. The parties may share the amount paid to the advertising agency for the joint advertisement. After the joint advertisement is prepared, each party shall have the equal right to utilize the advertisement in the media of its choice without limitation.

     D. Gross Sales, Tech Labs shall invoice all sales of the Products made by Tech Labs to purchasers. TravelNet shall invoice all sales of the Products made by TravelNet to purchasers.

4.   Reservations of Rights.

     Each party reserves all rights not expressly granted herein. Except as set forth herein or as required by applicable law, no express or implied right of any kind is granted to the other Party or any other party.

5.   Limitation of Liability.

     In no event will each Party, its subsidiaries, its associated companies, or its licensors be liable to the other Party under this Agreement or otherwise, or to any customer regardless of the form of claim or action, in an aggregate amount that exceeds the total price paid to TravelNet in respect of the Products giving rise to the claim or action purchased pursuant to this Agreement. In no event will TravelNet its subsidiaries, its associated companies, or its licensors be liable to a reseller or any third party for special, consequential, exemplary, incidental, or indirect damages or costs (including legal fees and expenses) or loss of goodwill or profit in connection with the supply, use or performance of, or inability to use the Products or any services provided hereunder, or in connection with any claim arising from this Agreement, even if TravelNet, its subsidiaries, its associated companies, or its licensors have been advised of the possibility of such damages or costs. IN NO EVENT WILL TRAVELNET, ITS SUCCESSORS OR ASSIGNS, ITS SUBSIDIARIES, OR ITS AFFILIATES BE LIABLE TO RESELLER OR ANY THIRD PARTY IN WARRANTY, CONTRACT, NEGLIGENCE, STRICT TORT OR OTHERWISE, REGARDING ANY DEFECTS IN THE DESIGN, DEVELOPMENT, PRODUCTION, OR PERFORMANCE OF THE PRODUCTS UNDER THIS AGREEMENT OR OTHERWISE. No action arising out of this Agreement, regardless of any form, may be brought by either Party or any other third party more than two (2) years after the date the cause of action has accrued.

6.   Trademarks.

     "DataValet Marks" means the trademarks, service marks, trade names, logos, and other descriptive devices of TravelNet associated with its Products.

     "DynaTraX Marks" means the trademarks, service marks, trade names, logos, and other descriptive devices of Tech Labs associated with its Products.

     a)   Ownership.

          Tech Labs acknowledges that TravelNet is the owner of all right, title, and interest in and to the DataValet Marks. Tech Labs covenants not to file or prepare any application for registration of any of the DataValet Marks without the prior approval and direction of TravelNet. Tech Labs agrees not to adopt, use, file for registration, or register any trademark, service mark, or tradename (with respect to the DataValet Marks or otherwise) without the prior written consent of TravelNet.

          TravelNet acknowledges that Tech Labs is the owner of all right, title, and interest in and to the DynaTraX Marks. TravelNet covenants not to file or prepare any application for registration of any of the DynaTraX Marks without the prior approval and direction of Tech Labs. TravelNet agrees not to adopt, use, file for registration, or register any trademark, service mark, or tradename (with respect to the DynaTraX Marks or otherwise) without the prior written consent of Tech Labs.

     b)   No Impairment.

          Tech Labs agrees not to commit any acts, directly or indirectly, which may contest, dispute, or otherwise impair the rights, title, or interest of TravelNet in or to the

          DataValet Marks. Tech Labs agrees not to claim or assert any rights, title, or interest in or to the DataValet Marks in any way.

          TravelNet agrees not to commit any acts, directly or indirectly, which may contest, dispute, or otherwise impair the rights, title, or interest of Tech Labs in or to the DynaTraX Marks. TravelNet agrees not to claim or assert any rights, title, or interest in or to the DynaTraX Marks in any way.

     c)   Use of Marks.

          Tech Labs will not adopt for use any Marks in any manner whatsoever, other than as may be specifically authorized in this Agreement. Tech Labs shall not use the DataValet Marks in conjunction with any other trademarks, trade names, service marks, logos, or other similar designations without TravelNet's prior written approval. The Parties agree that all use by Tech Labs of the DataValet Marks shall be in such a manner as to inure at all times to the benefit of TravelNet, and shall not in any manner create the impression that the DataValet Marks belong to and are owned by Tech Labs or any other party. Tech Labs shall not modify, delete, remove, alter, cover, or obscure the DataValet Marks or the copyright or other proprietary notices placed on or embedded in the Products, documentation, or any related materials, whether obtained from TravelNet or otherwise.

     d)   Marketing Materials.

          Tech Labs shall include the DataValet Marks in any literature, promotional materials, or advertising which it produces or distributes concerning the Products. Tech Labs shall provide to TravelNet samples of all literature, promotional materials, or advertising material which contains the DataValet Marks, for review and approval by TravelNet prior to first use. Tech Labs will not use any such DataValet Marks other than directly with respect to the promotion and sale of the Products, and shall use such DataValet Marks in accordance with applicable law.

          TravelNet shall include the DynaTraX Marks in any literature, promotional materials, or advertising which it produces or distributes concerning the Products. TravelNet shall provide to Tech Labs samples of all literature, promotional materials, or advertising material which contains the DynaTraX Marks, for review and approval by Tech Labs prior to first use. TravelNet will not use any such DynaTraX Marks other than directly with respect to the promotion and sale of the Products, and shall use such DynaTraX Marks in accordance with applicable law.

7.   Confidentiality.

     During this Agreement, each Party may disclose to the other information that is confidential and proprietary to the disclosing party ("Confidential Information"). Confidential Information may include, but is not limited to, business plans, marketing plans, financial statements, competitive analysis, market research, Product development plans, computer programs, designs and models, communicated orally, in writing, or by electronic media. Confidential Information disclosed orally or electronically shall be identified as such within five (5) days of disclosure. Confidential Information disclosed in writing shall be marked "Confidential." Each Party agrees that it will maintain the Confidential Information of the other Party in confidence, and shall use such information for the purposes of this Agreement. Confidential Information may be disclosed by a receiving Party within its organization only to specific employees who have a need to know such information for the purposes of this Agreement and who have agreed in writing not to disclose it. Upon expiration or termination of this Agreement or sooner, if demanded by a Party, a receiving Party shall return to a disclosing Party any of the disclosing Party's Confidential Information, including all copies thereof. If this Agreement or any subsequent agreement between the Parties, or extension hereof, is terminated for any reason by either Party, then and in that event, Tech Labs and TravelNet shall retain the ownership of its Products, as well as to any and all modifications, improvements, and extensions of the Product. The obligations of each party in this Section shall continue for a period of two (2) years following the expiration of this Agreement. The obligations of this Section shall not apply to any Confidential Information.

     A.   Is or becomes public through no act of a receiving party;

     B. Is rightfully received from a third party without obligations of confidentiality; or

     C. Is independently developed by a receiving Party without reference to the other Party's Confidential Information.

8.   Conflicts.

     During this Agreement and for a period of six (6) months thereafter, each Party agrees that it will not engage in any marketing, promotion, advertising, or sales effort, individually or jointly, with respect to any product that is competitive with the other Party's Product or with respect to any entity that markets, promotes, or sells a product in competition with the other Party. Nothing herein shall prevent either Party from engaging in any activity that promotes any other product or entity that does not compete with the other Party or its products.

9.   Term and Termination.

     A. The "Initial Term" of this Agreement shall start on September 10, 1999 and shall end on September 10, 2002. At least sixty (60) days prior to the end of the Initial Term or any renewal term as provided herein, the Parties shall each notify the other as to whether it desires to renew this Agreement. If either Party notifies the other that it does not desire to continue this Agreement, then the Agreement shall end upon the expiration of the Initial Term or renewal term. If, however, both Parties desire to renew the Agreement, then the Parties shall meet to confer and determine the following:

               (i) their specific duties for the renewal term in lieu of the specific duties set forth in Section 3 herein as applicable to the preceding Term or renewal term;

               (ii) the period for the renewal term; and

              (iii) any other proposed amendments.  If the parties fail to agree on all of the foregoing items before the end of the Initial Term or renewal term, then this Agreement shall expire as of the end of the Initial Term or renewal term. If the

                    Parties agree to all of the foregoing items, then the Agreement will continue with such specific duties and other amendments for the renewal term agreed upon.

     B. This Agreement may be terminated at any time upon the occurrence of any of the following events:

               (i) If either of the Parties fails to meet 50% of the sales projections.

               (ii) If either  of the  Parties  shall  default  on any  material obligation and such default is not cured within fifteen (15) days following notice from the other Party.

              (iii) If a Party files a petition  of  bankruptcy,  is  insolvent, makes an assignment for benefit of creditors or if a trustee or receiver is appointed for a Party, and such remaining of the foregoing remains undismissed for a period of sixty (60) days.

               (iv) Either Party shall cease to do business, Tech Labs ceases to market Tech Labs' Product, or TravelNet ceases to market TravelNet's Product.

10.  Final Agreement.

     This Amendment to the Joint Marketing Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. Only a further writing that is duly executed by both Parties may modify this Agreement.

11.  Severability.

     If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

12.  Notices.

     Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate Party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery service.

          If to Tech Labs:
          Bernard M. Ciongoli, President
          Tech Laboratories, Inc.
          955 Belmont Avenue
          North Haledon, New Jersey 07508

          And if to TravelNet:
          Philippe Labrosse
          TravelNet Technologies, Inc.
          2345 Sources Boulevard
          Montreal, Quebec  H9R 5Z3

13.  Governing Law and Arbitration.

     A. This Agreement shall be construed and enforced in accordance with the laws of the state of New Jersey.

     B. The Parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any dispute that cannot be resolved amicably shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court jurisdiction thereof. Any such arbitration shall be conducted in Paterson, New Jersey or such other place as may be mutually agreed upon by the Parties. Within fifteen (15) days after the commencement of the arbitration, each Party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each Party shall bear its own costs and expenses, and an equal share of the arbitrator's expenses and administrative fees of arbitration.

14.  No Assignment.

     Neither Party shall assign this Agreement or any interest or obligation herein without the written consent of the other Party.

     IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS Agreement as of the date first above written.

     TravelNet Technologies, Inc.


     By: /s/
         ------------------------------
         Philippe Labrosse, President


     Tech Laboratories, Inc.


     By: /s/
         ------------------------------
         Bernard M. Ciongoli, President

                                 ATTACHMENT "A"

                           DYNATRAX EQUIPMENT PRICING




          1.   TravelNet System Pricing

               o    Software
               o    Hardware
               o    Services



          2.   Tech Laboratories, DynaTraX pricing

               a)   Basic System 36 x 36
               b)   Switch Component Prices

          3.   Terms and Conditions

                          TravelNet Technologies, Inc.
                             2345 Sources Boulevard
                                Montreal, Quebec
                                 Canada H9R 5Z3

                         Data Valet Hotel System Pricing

                                                                                                Tech Labs
Item  Part Number          Description                                                            Prices
---------------------------------------------------------------------------------------------------------------------
1.    TNT05D4FF            Data Valet Demo License                                                      $5,000
2.    Data Valet Annual License Fee (price includes all optional services listed below)
      -----------------------------
      TNT05140F            50 Rooms                                                                     $4,000
      TNT05240F            100 Rooms                                                                    $5,655
      TNT05340F            150 Rooms                                                                    $6,975
      TNT05440F            220 Rooms                                                                    $7,575
      TNT05540F            250 Rooms                                                                    $8,000
      TNT05640F            300 Rooms                                                                    $9,000
      TNT05240F            400 Rooms                                                                   $11,200
      TNT05240F            500 Rooms                                                                   $13,225
      Optional Data Valet Services
      ----------------------------
      TNT05y401 Print Service, TNT05y402 Fax Service, TNT05y403 E-mail Service,
      TNT05y408 Work Group Service, TNT05y40Fxx All application services,
      TNT05B4 Business  Lounge,  TNT05K4xx  Internet  Kiosks,  TNTO5P4xx
      Public  Area,   TNT05X41F   Account  Manager,   TNT05X42F  Service
      Management, TNTP5X43F Network Management.
3.    High Speed Modem Sensor Option
      TNT080025            25 Line Sensor                                                               $3,375
      TNT081025            Sensor Management Software                                                   $3,375
      TNT080200            Billing Solution                                                             $4,875
4.    Plug and Play Annual Software License Fee(price includes optional services listed below)
      -----------------------------------------
      TNT025G0D            Demo Unit                                                                    $5,000
      TNT025G01            10 Users (100 rooms)                                                         $1,650

                                                                                                      Tech Labs
Item  Part Number          Description                                                                  Prices
---------------------------------------------------------------------------------------------------------------------
      TNT025G02            25 Users (250 rooms)                                                         $3,250
      TNT025G05            50 Users (500 rooms)                                                         $5,000
      TNT025G50            100 Users (1,000 rooms)                                                      $6,925
      Plug and Play Services
      ----------------------
      TNT025Mff Meeting Room Support, TNT025Pf Public Area Support, TNT025Bff
      Business Lounge Support, TNT025Kff Kiosk Support.
5.    Services
                           On-Site manpower                                                     $500 per man/day
                           Travel                                                            (direct reimbursement)
                           Lodging                                                                $175 per day
                           (includes all services related to installation, testing, cut over, and training)
6.    Manuals
                           Operations                                                                       $0
                           Training                                                                         $0
                           Sales & Marketing                                                                $0
7.    Hardware
      2 ea. Servers (IBM Netfinity 300/41U or HP Net Server LPR PII                                     $6,000
      1 ea. 24 port Bay Network 303-24 Switching HUB                                                    $1,500

3.   Terms and conditions:

     o List Pricing and discounts are subject to change with ninety (90) days' prior written notice.

     o    All price quotation are firm for sixty (60) days.

     o    All prices for Tech Laboratories products are FOB, New Jersey.

     o    All prices for TravelNet products are FOB, Montreal.

     o Payment for International sales (excluding Canada) will be letter of credit.

     o Prices are exclusive of any U.S. and International duty or other taxes.

     o    Prices do not include cost of on-site installation.

     o On-site training and installation support will be provided for $55 per hour plus travel and per diem expense. Minimum time for any on-site project is 8 hours.